Exhibit 99.1

NEWS RELEASE
02

CONTACTS
Media	Investor Relations
Mike Martin – 585-218-3669	Bob Czudak – 585-218-3668

Constellation Brands Provides Fiscal 2008 Guidance;
Announces Share Repurchase Program

HIGHLIGHTS

•	Fiscal 2008 Outlook Provided, Fiscal 2007 Outlook Updated

•	$500 Million Share Buy-Back Announced

•	SVEDKA® Vodka Acquisition Expected to Close Mid-March

          FAIRPORT, N.Y., March 1, 2007 – Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), a leading international producer and marketer of beverage alcohol, today is updating its diluted earnings per share outlook for fiscal 2007, is providing its diluted earnings per share outlook for fiscal 2008 and is announcing a share repurchase program.    The company also anticipates the closing of its transaction to acquire SVEDKA Vodka will take place in mid-March.

          “Our confidence in Constellation’s long-term growth remains strong and we continue to take actions intended to strengthen the company during increasing consolidation in the beverage alcohol industry,” stated Richard Sands, Constellation Brands chairman and chief executive officer.  “We believe the logic of these actions is sound given the business environment in which we currently operate, and we believe those actions will position us well as Constellation continues to invest in its brands and distribution network, reduce costs and enter new markets.  Our unwavering commitment to continuing along a path that we firmly believe results in increasing shareholder value over the long term requires that we maintain our focus on the road ahead.”

- more -

Outlook

          The 2008 table below sets forth management’s current diluted earnings per share expectations for fiscal 2008, both on a reported basis and comparable basis.

          Significant factors expected to impact fiscal 2008 earnings include ongoing challenges in the U.K. market, reflecting the U.K. retail environment, and the Australian wine oversupply.  The combination of these factors has resulted in pricing pressures and has made it difficult to recover additional costs including the annual U.K. duty increase.  Another significant factor expected to impact fiscal 2008 financial performance is the Constellation Wines U.S. operating plan decision to reduce distributor wine inventory levels in the U.S.  As distributors continue to consolidate and become larger, the company has been working with them on supply chain technology improvements to gain efficiencies.  Distributors are looking to operate with lower levels of inventory while maintaining appropriate service levels to retailers.   In response, Constellation Wines U.S. is planning to reduce distributor inventory levels and looks to complete most of this effort during the first half of the fiscal year.  Management believes this is the right strategic decision for the business and it is being driven by Constellation’s desire to work closely with its distributors on supply chain efficiencies, lowering costs for both Constellation and its distributors, and ultimately making the company’s brands more competitive in the marketplace.

Constellation Brands Fiscal 2008
Diluted Earnings Per Share Outlook

	Reported Basis Estimate	Comparable Basis Estimate

Fiscal Year Ending Feb. 29, 2008	$1.21 - $1.31	$1.30 - $1.40

Full-year fiscal 2008 guidance includes the following assumptions, which include the anticipated impact of the SVEDKA Vodka acquisition expected to close in mid-March, but exclude any impact from the share repurchase program:

- more -

•	Net sales: decrease of 12-14 percent, primarily due to the impact on net sales resulting from the reporting of the Crown Imports joint venture under the equity method

•	Interest expense: approximately $310 - $320 million

•	Stock compensation expense: approximately $30 million

•	Tax rate: approximately 38 percent

•	Weighted average diluted shares outstanding: approximately 241 million

•	Free cash flow: $140 - $160 million

           “Absent the U.K. situation and our decision to reduce U.S. wine inventories at distributors, our core branded beverage alcohol business is expected to perform well,” said Sands.  “We are confident in our U.S. and Canadian branded wine businesses as we continue to see consumers trading up, and we are very enthusiastic about the potential from our Crown Imports beer joint venture and our premium spirits growth platform that will be further energized by our SVEDKA Vodka acquisition.  Additionally, we are encouraged by our near-term new product development efforts, increased marketing support for key brands and our previously announced U.K. facilities realignment.  These elements of our business are consistent with our focus on achieving long-term growth goals and increasing shareholder value as the company continues to evolve to satisfy beverage alcohol marketplace needs through strengthening our brands, improving efficiencies, diversifying our route-to-market and establishing, or expanding, our presence in numerous European markets.”

          The 2007 table below sets forth management’s current diluted earnings per share expectations for fiscal 2007 compared to fiscal 2006 actual results, both on a reported basis and a comparable basis.  For comparison purposes, the table also provides actual comparable basis diluted earnings per share, including pro forma stock compensation expense, as though the company had adopted SFAS 123(R) for fiscal 2006.

- more -

Constellation Brands Fiscal 2007
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis		Comparable Basis, Including Pro Forma Stock Compensation Expense

	FY07 Estimate	FY06 Actual	FY07 Estimate	FY06 Actual	FY06 Actual

Fiscal Year Ending Feb. 28	$1.34 - $1.39	$1.36	$1.65 - $1.70	$1.59	$1.44

Full-year fiscal 2007 guidance includes the following assumptions:

•	Net sales growth: low double digit to low teens

•	Interest expense: approximately $265 million

•	Stock compensation expense: approximately $18 million

•

Tax rate: approximately 39.2 percent on a reported basis, which includes a provision of 2.3 percent primarily related to the sale of Strathmore water and the Fiscal 2007 Wine Plan, or 36.9 percent on a comparable basis

•	Weighted average diluted shares outstanding: approximately 240 million

•	Free cash flow: $155 - $175 million

          With respect to both the 2008 and 2007 tables, reconciliations of reported information to comparable information and, with respect to the 2007 table, to comparable information, including pro forma stock compensation expense, are included in this news release.

Common Share Repurchase Authorization

          Constellation Brands’ Board of Directors has authorized the repurchase of up to $500 million of the company’s common stock.  “Because we strongly believe in Constellation’s long-term growth potential, repurchasing Constellation shares is an appropriate investment for us, in addition to being an excellent opportunity for available capital,” added Sands.

SVEDKA Vodka Transaction Closing

          Also, Constellation Brands expects to close the previously announced purchase of SVEDKA Vodka in mid-March.

- more -

Summary

          “We recognize fiscal 2008 poses some challenges in our business environment, yet I believe we are making the right decisions, and taking the correct actions, to strengthen Constellation’s position for the future,” said Sands.  “We have built a great business, and we are confident in our ability to generate high-single-digit to low-teen diluted earnings per share growth over the medium-term to long-term, using fiscal 2007 as the base.  This reflects the one-time impact of the distributor inventory reduction in fiscal 2008 and the anticipated longer term recovery in the U.K. marketplace.  We plan to continue creating value by executing our strategy and capitalizing on beverage alcohol opportunities across categories and geographies.  Constellation’s business is sound, our mission is clear and our resolve is firm.  Looking toward the horizon, we believe the future of Constellation Brands is strong and bright.”

Conference Call

          A conference call to discuss the company’s outlook for fiscal 2008 and fiscal 2007, and other announcements contained within this news release, will be hosted by Chairman and Chief Executive Officer Richard Sands and Executive Vice President and Chief Financial Officer Tom Summer on Thursday, March 1, 2007, at 11:00 a.m. (eastern).  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed in the call, will be available on the Internet at Constellation’s Web site: www.cbrands.com under “Investors,” prior to the call.  Anyone unable to participate in the conference call can access a replay available on the company’s Web site.

Explanations

          Diluted earnings per share on a reported basis (“reported”) are as reported under generally accepted accounting principles.  Diluted earnings per share on a comparable basis (“comparable”) exclude acquisition-related integration costs, restructuring and related charges and unusual items.  The company’s measure of segment profitability excludes acquisition-related integration costs, restructuring and related charges and unusual items, which is consistent with the measure used by management to evaluate results.

- more -

          The company discusses additional non-GAAP measures in this news release, including free cash flow and comparable basis diluted earnings per share, including pro forma stock compensation expense.

          Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

About Constellation Brands

          Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories.  Well-known brands in Constellation’s portfolio include: Almaden, Arbor Mist, Vendange, Woodbridge by Robert Mondavi, Hardys, Goundrey, Nobilo, Kim Crawford, Alice White, Ruffino, Kumala, Robert Mondavi Private Selection, Rex Goliath, Toasted Head, Blackstone, Ravenswood, Estancia, Franciscan Oakville Estate, Inniskillin, Jackson-Triggs, Simi, Robert Mondavi Winery, Stowells, Blackthorn, Black Velvet, Mr. Boston, Fleischmann’s, Paul Masson Grande Amber Brandy, Chi-Chi’s, 99 Schnapps, Ridgemont Reserve 1792 and Effen Vodka.  Constellation Brands, through Crown Imports LLC, imports and markets Corona Extra, Corona Light, Pacifico, Modelo Especial, Negra Modelo, St. Pauli Girl and Tsingtao beers.  For additional information about Constellation Brands, as well as its product portfolio, visit the company’s Web site at www.cbrands.com.

Forward-Looking Statements

          The statements made under the heading Outlook, as well as all other statements set forth in this news release which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.

          During the current quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the “Projections”).  Prior to the start of the company’s quiet period, which will begin at the close of business on March 7, 2007, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.

          Commencing at the close of business on March 7, 2007, Constellation will observe a “quiet period” during which the Projections should not be considered to constitute the company’s expectations.

          The company’s forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release.  Any projections of future results of operations, and in particular, (i) the company’s estimated diluted earnings per share on a reported basis for fiscal 2007 and fiscal 2008, and (ii) the company’s estimated diluted earnings per share on a comparable basis for fiscal 2007 and fiscal 2008 should not be construed in any manner as a guarantee that such results will in fact occur.  In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are also subject to the following risks and uncertainties: factors relating to Constellation’s ability to consummate the acquisition of the SVEDKA Vodka business; Constellation’s ability to integrate Vincor’s business, and the SVEDKA Vodka business, successfully and realize expected synergies associated with the Vincor acquisition; the continued strength of Vincor’s relationships, and relationships of the SVEDKA Vodka business, with their respective employees, suppliers and customers; the accuracy of the bases for forecasts relating to Vincor’s business, and the SVEDKA Vodka business; final management determinations and independent appraisals may vary materially from current management estimates of the fair value of assets acquired and liabilities assumed in the Vincor acquisition and in the SVEDKA Vodka business acquisition; the company’s restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Vincor integration plan

- more -

(announced in July 2006) and the company’s restructuring and related charges associated with the Fiscal 2007 Wine Plan (announced in August 2006) and its global wine restructuring plan announced in February 2006 may vary materially from management’s current estimates of these charges, costs and adjustments due to variations in one or more of anticipated headcount reductions, contract terminations, or costs of implementation of these plans; the company achieving all of the expected cost savings from its Fiscal 2007 Wine Plan, from its Vincor integration plan and from its global wine restructuring plan due to, with respect to any or all of these plans, lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in their implementation; the company may realize lower than expected proceeds from sale of assets identified for sale under the Fiscal 2007 Wine Plan and consequently incurs a greater than expected loss on the sale of such assets; the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company’s competitors; raw material supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; governmental bodies may increase tax rates; proportionately, the company’s taxable income may be higher than expected in jurisdictions with higher tax rates; and changes in interest rates and foreign currency exchange rates.  In addition, on Jan. 2, 2007, the company formed a joint venture with Grupo Modelo for the purpose of importing and marketing Modelo’s Mexican beer portfolio into the United States and Guam.  Risks and uncertainties associated with this joint venture include, among others, the joint venture’s ability to operate the business successfully, the joint venture’s ability to develop appropriate standards, controls, procedures and policies for the growth and management of the joint venture and the strength of the joint venture’s relationships with its employees, suppliers and customers.  There can be no assurance that any transaction to acquire the SVEDKA Vodka business will occur, or will occur on the timetable contemplated hereby.

          All statements other than statements of historical facts included in this news release are forward-looking statements. All forward-looking statements speak only as of the date of this news release.  After commencement of the “quiet period” on March 7, 2007, Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional information about risks and uncertainties that could adversely affect Constellation’s forward-looking statements, please refer to Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2006, and Constellation’s Quarterly Report on Form 10-Q for the fiscal quarter ended Nov. 30, 2006, which contain a discussion of additional factors that may affect Constellation’s business.  The factors discussed in these reports could cause actual future performance, as well as the company’s financial results for the fiscal year ended Feb. 28, 2007, to differ from current expectations.

#     #     #

Constellation Brands, Inc. and Subsidiaries
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP"). However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the years ending February 29, 2008, and February 28, 2007, and for the year ended February 28, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Please refer to the company's Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of the historical non-GAAP financial measures.

Fiscal Year 2008
Diluted Earnings Per Share Guidance

	Range for the Year Ending February 29, 2008

Forecasted diluted earnings per share - reported basis (GAAP)(1)	$1.21	$1.31
Mondavi adverse grape cost	—	—
Inventory step-up	0.02	0.02
Strategic business realignment(2)	0.07	0.07
Other	—	—

Forecasted diluted earnings per share - comparable basis (Non-GAAP)(4)	$1.30	$1.40

Fiscal Year 2007
Diluted Earnings Per Share Guidance

	Range for the Year Ending February 28, 2007

Forecasted diluted earnings per share - reported basis (GAAP)(1)	$1.34	$1.39
Mondavi adverse grape cost	0.01	0.01
Inventory step-up	0.09	0.09
Strategic business realignment(2)	0.31	0.31
Other(3)	(0.10)	(0.10)

Forecasted diluted earnings per share - comparable basis (Non-GAAP)(4)	$1.65	$1.70

Fiscal Year 2006
Diluted Earnings Per Share

Actual for the Year Ended February 28, 2006

Diluted earnings per share - reported basis (GAAP)(1)	$1.36
Mondavi adverse grape cost	0.06
Inventory step-up	0.06
Strategic business realignment(2)	0.17
Other(3)	(0.06)

Diluted earnings per share - comparable basis (Non-GAAP)(4)	1.59
Pro forma stock-based compensation expense, net of related tax effects (5)	(0.15)

Diluted earnings per share - comparable basis, including pro forma stock-based compensation expense (Non-GAAP)(4)	$1.44

(1)

Includes $0.08 and $0.05 diluted earnings per share impact of expensing stock-based compensation for the years ending February 29, 2008, and February 28, 2007, in accordance with the adoption of SFAS 123(R) beginning March 1, 2006.  Includes $0.02 diluted earnings per share impact of expensing stock-based compensation for the year ended February 28, 2006, in accordance with APB No. 25 and its related interpretations, which was recorded within Restructuring and Related Charges in the company’s consolidated statements of income.

(2)

Includes $0.03, $0.02 and $0.01 diluted earnings per share for the year ending February 29, 2008, associated with the company’s Fiscal 2007 Wine Plan, Vincor Plan and Fiscal 2006 Plan, respectively.  Includes $0.14, $0.07 and $0.03 diluted earnings per share for the year ending February 28, 2007, associated with the company’s Fiscal 2007 Wine Plan, Vincor Plan and Fiscal 2006 Plan, respectively, and $0.07 diluted earnings per share associated with the loss on the sale of the company’s branded bottled water business for the year ending February 28, 2007.  Includes $0.11, $0.05 and $0.01 diluted earnings per share for the year ended February 28, 2006, associated with the company’s Fiscal 2006 Plan, Mondavi Plan and Fiscal 2004 Plan, respectively.(4)

(3)

Includes ($0.15), $0.03 and $0.01 diluted earnings per share for the year ending February 28, 2007, associated with the gain on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness, the write-off of deferred financing fees in connection with the company’s repayment of its prior senior credit facility, and foreign currency losses on foreign denominated intercompany loan balances associated with the acquisition of Vincor, respectively.  Includes ($0.07) and $0.01 diluted earnings per share for the year ended February 28, 2006, associated with an income tax adjustment in connection with the reversal of income tax accruals related to the completion of various income tax examinations and due diligence costs associated with the company’s evaluation of a potential offer for Allied Domecq, respectively.(4)

(4)	May not sum due to rounding as each item is computed independently.

(5)

Amount included herein is net of the impact of actual stock-based compensation expense recorded in the company’s consolidated statement of income in accordance with APB No. 25 and its related interpretations (see (1) above).

- more -

Constellation Brands, Inc. and Subsidiaries
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated after capital expenditures and excess tax benefits, which can then be used, after required debt service and dividend payments, for other general corporate purposes.  A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

Fiscal Year 2008

	Range for the Year Ending February 29, 2008

Net cash provided by operating activities (GAAP)	$295.0	$315.0
Purchases of property, plant and equipment	(175.0)	(175.0)
Excess tax benefits from stock-based payment awards	20.0	20.0

Free cash flow (Non-GAAP)	$140.0	$160.0

Fiscal Year 2007

	Range for the Year Ending February 28, 2007

Net cash provided by operating activities (GAAP)	$315.0	$335.0
Purchases of property, plant and equipment	(180.0)	(180.0)
Excess tax benefits from stock-based payment awards	20.0	20.0

Free cash flow (Non-GAAP)	$155.0	$175.0

Fiscal Year 2006

Actual for the Year Ended February 28, 2006

Net cash provided by operating activities (GAAP)	$436.0
Purchases of property, plant and equipment	(132.5)
Excess tax benefits from stock-based payment awards	—

Free cash flow (Non-GAAP)	$303.5